UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2009

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 28, 2009, ICO, Inc.’s annual report to shareholders, including the letter attached hereto as Exhibit 10.1, became available for mailing to shareholders.

Certain matters discussed in the letter to shareholders are “forward-looking statements,” involving certain risks, uncertainties, and assumptions, intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  The Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements.  The forward-looking statements include, but are not limited to: restrictions imposed by the Company’s outstanding indebtedness; changes in the cost and availability of resins (polymers) and other raw materials; demand for the Company's services and products; business cycles and other industry conditions; international risks; operational risks; currency translation risks; the Company’s lack of asset diversification; the Company’s ability to manage inventories, develop technology and proprietary know-how, and attract and retain key personnel; as well as other factors detailed in the Company's form 10-K for the fiscal year ended September 30, 2008 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.  Any forward-looking statements are made only as of the date of this report, and the Company undertakes no obligation to publically update any such forward-looking statements to reflect subsequent events or circumstances.

As provided in General Instruction B.2 to Form 8-K, the information contained in Item 7.01 and Exhibit 10.1 of this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
10.1	Letter to Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: January 28, 2009	By:	/s/ Bradley T. Leuschner
	Name:	Bradley T. Leuschner
	Title:	Chief Financial Officer and Treasurer